Exhibit 5.1

Laxague Law, Inc.
1 East Liberty, Suite 600
Reno, NV 89501
(775) 234-5221
Email: joe@laxaguelaw.com

February 11, 2019

Crucial Innovations, Corp.
Xibahe Beili 25
Beijing, China 100096

Ladies and Gentlemen:

       We have acted as special counsel to Crucial Innovations, Corp., a Nevada corporation (the “Company”), in connection with limited matters relating to the Company’s submission to the Securities and Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, relating to the offering for sale of: (i) up to 4,000,000 shares of the Company’s common stock, par value $0.0001 per share, to be offered by the Company (the “IPO Shares”); and (ii) 100,000 shares of the Company’s common stock, par value $0.0001 per share, to be offered for re-sale by selling shareholder Di Xiang Yao (the “Re-sale Shares”)

        In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended through the date hereof, resolutions and minutes of the Company’s Board of Directors, and such other documents and corporate records relating to the Company, the IPO Shares, and the Re-Sale Shares as we have deemed appropriate. In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company. We express no opinion concerning the law of any jurisdiction other than the State of Nevada.

        On the basis of the foregoing, we are of the opinion that: (i) the IPO Shares will be validly issued, fully paid and non-assessable when issued by the Company, if the consideration for the Shares as described in the Registration Statement, and the Prospectus contained therein, is received by the Company; and (ii) the Re-Sale Shares to be sold by the selling shareholder are validly issued, fully paid and non-assessable.

Crucial Innovations, Corp.
February 11, 2019
Page | 2

        We hereby consent to the reference to our firm in the prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, Laxague Law, Inc. By: /s/ Joe Laxague Joe Laxague, Esq.